Exhibit (j)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.194 to Registration Statement No. 33-72424 on Form N-1A of our report dated December 22, 2016, relating to the financial statements and financial highlights of the ALPS | CoreCommodity Management CompleteCommodities Strategy Fund, ALPS | Red Rocks Listed Private Equity Fund, ALPS | Metis Global Micro Cap Fund, RiverFront Global Growth Fund, RiverFront Dynamic Equity Income Fund, RiverFront Global Allocation Fund, RiverFront Moderate Growth & Income Fund, and RiverFront Conservative Income Builder Fund, eight of the series of Financial Investors Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
May 10, 2017